Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-173811) of Simpson Manufacturing Co., Inc. of our report dated June 13, 2012, with respect to the financial statements and supplemental schedule of the Simpson Manufacturing Co. Inc. 401(k) Profit Sharing Plan for Salaried Employees included in this Annual Report (Form 11-K) for the years ended December 31, 2011 and 2010.

/s/ ARMANINO McKENNA LLP
San Ramon, California

June 13, 2012